Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectuses of Prairie Operating Co. (the “Company”) of our report dated March 18, 2024, relating to the financial statements of the Company, as of December 31, 2023, appearing in the Company’s Annual Report on Form 10-K filed on March 19, 2024.

We also consent to the reference to our firm under the heading “Experts” in such Prospectuses.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas

October 18, 2024